EXHIBIT 10.12
MASTER TRUST AGREEMENT
Between

ZIONS BANCORPORATION
And
FIDELITY MANAGEMENT TRUST COMPANY

ZIONS BANCORPORATION DEFERRED COMPENSATION
PLANS MASTER TRUST
Dated as of September 1, 2006
TABLE OF CONTENTS

Section 1.	Definitions	2

Section 2.	Trust	6
(a)	Establishment	6
(b)	Grantor Trust	7
(c)	Trust Assets	7
(d)	Non-Assignment	7

Section 3.	Payments to Sponsor	7

Section 4.	Disbursements	7
(a)	Directions from Administrator	7
(b)	Limitations	8

Section 5.	Investment of Trust	8
(a)	Selection of Investment Options	8
(b)	Available Investment Options	8
(c)	Investment Directions	8
(d)	Unfunded Status of Plan	8
(e)	Mutual Funds	9
	(i) Execution of Purchases and Sales	9
	(ii) Voting	9
(f)	Zions Common Stock in the Zion Bancorporation Restated Deferred Compensation Plan	9
	(i) Acquisition Limit	10
	(ii) Duty	10

	(iii) Purchases and Sales of Zions Common Stock	10
	(iv) Execution of Purchases and Sales of Units	11
	(v) Securities Law Reports	11
	(vi) Voting and Tender Offers	11
	(vii) General	12
	(viii) Conversion	12
(g)	Zions Preferred Stock in the Zion Bancorporation Restated Deferred Compensation Plan	12
	(i) Acquisition Limit	12
	(ii) Duty	12
	(iii) Purchases and Sales of Zions Preferred Stock	13
	(iv) Execution of Purchases and Sales of Units	14
	(v) Securities Law Reports	14
	(vi) Voting and Tender Offers	14
	(vii) General	15
	(viii) Conversion	15
(h)	Zions Common Stock in the Zions Bancorporation Restated Deferred Compensation Plan for Directors and the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan	15
	(i) Acquisition Limit	15
	(ii) Purchases and Sales of Zions Common Stock for Batch Activity	15
	(iii) Purchases and Sales of Zions Common Stock for Participant-Initiated Exchanges (“Real Time” Trading)	16
	(iv) Use of an Affiliated Broker	17
	(v) Securities Law Reports	17
	(vi) Voting and Tender Offers	17
	(vii) General	17
	(viii) Conversion	17
	(ix) Nasdaq Subscriber Agreement	18
	(i) Trustee Powers	18
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Section 6.	Recordkeeping and Administrative Services to Be Performed	19
(a)	General	19
(b)	Accounts	19
(c)	Inspection and Audit	19
(d)	Notice of Plan Amendment	19
(e)	Returns, Reports and Information	19

Section 7.	Compensation and Expenses	20

Section 8.	Directions and Indemnification	20
(a)	Identity of the Sponsor and the Administrator	20
(b)	Directions from the Sponsor and the Administrator	20
(c)	Directions from Participants	20
(d)	Indemnification	20
(e)	Survival	21

Section 9.	Resignation or Removal of Trustee	21
(a)	Resignation and Removal	21

(b)	Termination	21
(c)	Notice Period	21
(d)	Transition Assistance	21
(e)	Failure to Appoint Successor	22

Section 10.	Successor Trustee	22
(a)	Appointment	22
(b)	Acceptance	22
(c)	Corporate Action	22

Section 11.	Resignation, Removal, and Termination Notices	22

Section 12.	Duration	22

Section 13.	Insolvency of Sponsor	23

Section 14.	Amendment or Modification	23

Section 15.	Electronic Services	23

Section 16.	Assignment	25

Section 17.	Force Majeure	25

Section 18.	Confidentiality	25

Section 19.	General	25
(a)	Performance by Trustee, its Agents or Affiliates	25
(b)	Entire Agreement	26
(c)	Waiver	26
(d)	Successors and Assigns	26
(e)	Partial Invalidity	26
(f)	Section Headings	26
(g)	Communications	26
(h)	Survival	26
(i)	Merger	27

Section 20.	Use of Data	27

Section 21.	Governing Law	27
(a)	Massachusetts Law Controls	27

(b)	Trust Agreement Controls	27
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SCHEDULES		29

Schedule “A”	Recordkeeping and Administrative Services .	29
Schedule “B”	Fee Schedule	32
Schedule “C”	Investment Options	33
Schedule “D”	Operational Guidelines for Non-Fidelity Mutual Funds	35
Schedule “E”	Availabel Liquidity Procedures for Unitized Stock Funds	37
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TRUST AGREEMENT, dated as of the first day of September, 2006, between ZIONS BANCORPORATION, a Utah corporation, having an office at One Main Street, Salt Lake City, Utah 84111 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).
WITNESSETH:
WHEREAS, the Sponsor is the sponsor of the Zions Bancorporation Restated Deferred Compensation Plan, the Zions Bancorporation Restated Deferred Compensation Plan for Directors, and the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan (collectively and individually, the “Plan”); and
WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of1974(“ERISA”);and
WHEREAS, it is the intention of the Sponsor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and
WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and
WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and
WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:
Section 1. Definitions.
The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:
(a) “Administrator”

“Administrator” shall mean the Sponsor.
(b) “Agreement”
“Agreement” shall mean this Trust Agreement, and the Schedules and/or Exhibits attached hereto, as the same may be amended and in effect from time to time.
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2(c) “Available Liquidity”
“Available Liquidity” shall mean the amount of short-term investments held in the Stock Fund decreased by any outgoing cash for expenses then due including payables for loan principals and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in) and to the extent credit is available and allocable to the Stock Fund, receivables for pending stock sales.
(d) “Business Day”
“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m.(ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.
(e) “Closing Price”
“Closing Price” shall mean either (1) the closing price of the stock on the principal national securities exchange on which the stock is traded or, in the case of stocks traded over the counter, the last sale price of the day; or if (1) is unavailable, (2) the latest available price as reported by the principal national securities exchange on which the stock is traded or, for an over the counter stock, the last bid price prior to the close of the New York Stock Exchange (generally 4.00 p.m. Eastern time).
(f) “Code”
“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.
(g) “Confidential Information”
“Confidential Information” shall mean (individually and collectively) proprietary information of the parties to this Trust Agreement, including but not limited to, their inventions, know how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc.
(h) “EDT”
“EDT” shall mean electronic data transfer.
(i) “Electronic Services”
“Electronic Services” shall mean communication and services made available via electronic media.
(j) “ERISA”
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.
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3(k) “External Account Information”
“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.
(I) “Fidelity Mutual Fund”
“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.
(m) “FIFO”

“FIFO” shall mean First In First Out.
(n) “FIIOC”
“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.
(o) “ln Good Order”
“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.
(p) “lnsolvency”
“Insolvency” shall mean (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(q) “Insolvent”
“Insolvent” shall mean (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(r) “Losses”
“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.
(s) “Mutual Fund”
“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.
(t) “NAV”
“NAV” shall mean Net Asset Value.
(u) “NFSLLC”
“NFSLLC” shall mean National Financial Services LLC.
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4(v) “Non-Fidelity Mutual Fund”
“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.
(w) “NYSE”
“NYSE” shall mean the New York Stock Exchange.
(x) “Participant”
“Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.
(y) “Participant Recordkeeping Reconciliation Period”
“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.
(z) “PIN”
“PIN” shall mean personal identification number.
(aa) “Plan”

“Plan” shall mean, collectively and individually, the Zions Bancorporation Restated Deferred Compensation Plan, the Zions Bancorporation Restated Deferred Compensation Plan for Directors, and the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan.
(bb) “Plan Administration Manual”
“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.
(cc) “Plan Sponsor Webstation”
“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.
(dd) “Reporting Date”
“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement or the date as of which this Agreement terminates pursuant to Section 9 hereof.
(ee) “SEC”
“SEC” shall mean the Securities and Exchange Commission.
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5(ff) “Specified Hierarchy”
“Specified Hierarchy” shall mean the Stock Fund processing order set forth in Schedule “E”, that gives precedence to distributions, and withdrawals, and otherwise on a FIFO basis.
(gg) “Sponsor”
“Sponsor” shall mean Zions Bancorporation, a Utah corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.
(hh) “Trust”
“Trust” shall mean the Zions Bancorporation Deferred Compensation Plans Master Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.
(ii) “Trustee”
“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.
(jj) “VRS”
“VRS” shall mean Voice Response System.
(kk) “Zions Common Stock”
“Zions Common Stock” shall mean the common stock of the Sponsor, or such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor’s affiliates.
(ll) “Zions Preferred Stock”
“Zions Preferred Stock” shall mean the preferred stock of the Sponsor, or such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor’s affiliates.
(mm) “Zions Common Stock Fund”

“Zions Common Stock Fund” shall mean the investment option consisting primarily of Zions Common Stock and cash or short-term liquid investments.
(nn) “Zions Preferred Stock Fund”
“Zions Preferred Stock Fund” shall mean the investment option consisting primarily of Zions Preferred Stock and cash or short-term liquid investments.
Section 2. Trust.
(a) Establishment.
The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of money or other property acceptable to the Trustee in its sole discretion, as contributed by the Sponsor or transferred from a previous trustee under the Plan, such additional sums
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6of money or other property as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.
(b) Grantor Trust.
The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.
(c) Trust Assets.
The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Sponsor’s Insolvency.
(d) Non-Assignment.
Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.
Section 3. Payments to Sponsor.
Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan.
Section 4. Disbursements.
(a) Directions from Administrator.
The Trustee shall disburse monies for benefit payments in the amounts that the Administrator directs from time to time in writing to: (i) employee Participants and their beneficiaries; and (ii) non-employee directors and their beneficiaries. The Trustee shall: (i) not disburse monies to any non-employees or other persons not described in this subsection (a), including but not limited to non-resident alien participants, who are required to receive any form other than IRS Form W-2 or IRS Form 1099; and (ii) not be responsible for ascertaining whether the Administrator’s direction complies with the terms of the Plan or of any applicable law. The Trustee shall be responsible for Federal or State income tax reporting or withholding with respect to such Plan benefits and shall provide, as appropriate, an IRS Form W-2 (Wage and Tax Statement), 1099-R, 1099-Misc or 1042-S. However, the Sponsor shall be required to properly identify any Participants and update appropriate Participant indicative data fields relating to the special tax status of any Participant who receives any of the above-referenced forms other than an IRS Form W-2. The Trustee shall not be responsible for FICA (Social Security and Medicare), or any Federal or State unemployment or local tax with respect to Plan distributions.

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7(b) Limitations.
The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash or shares unless the Administrator has provided a written direction as to the assets to be converted to cash or shares for the purpose of making the disbursement.
Section 5. Investment of Trust.
(a) Selection of Investment Options.
The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.
(b) Available Investment Options.
The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only (i) Mutual Funds, (ii) Zions Common Stock; and (iii) Zions Preferred Stock; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee to reflect administrative concerns, including but not limited to platform incapability, and upon mutual amendment of this Agreement and the Schedules thereto, to reflect such additions.
(c) Investment Directions.
The Sponsor shall direct the Trustee as to how to invest the assets held in the Trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan. In such cases, Participants may provide directions with respect to their hypothetical investments under the Plan by use of the system maintained for such purposes by the Trustee or its agents, as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5(c) over the assets in the Participant’s hypothetical accounts. In the event that the Trustee fails to receive a proper direction, the assets in question shall be invested in the investment option set forth for such purpose on Schedule “C” until the Trustee receives a proper direction.
(d) Unfunded Status of Plan
The Sponsor’s designation of available investment options, the maintenance of hypothetical accounts for each Participant, the crediting of investments gains (or losses) to such accounts, and the exercise by Participants of any powers relating to investments under this Agreement are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in this Agreement, no Participant will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.
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8(e) Mutual Funds.
On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. The Sponsor represents that it has accessed/will access each such prospectus as of the effective date of this Agreement at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Transactions involving Non-Fidelity Mutual Funds shall be executed in accordance with the operational guidelines set forth in Schedule “D” attached hereto.
Trust investments in Mutual Funds shall be subject to the following limitations:

(i) Execution of Purchases and Sales.
Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor In Good Order all information and documentation necessary to accurately effect such transactions and (if applicable) wire transfer of funds.
Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.
(ii) Voting.
At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares held in the Trust in the manner as directed by the Sponsor. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. The Sponsor shall also have the right to direct the Trustee as to the manner in which all shareholder rights, other than the right to vote, shall be exercised. The Trustee shall have no further duty to solicit directions from the Sponsor.
(f) Zions Common Stock in the Zion Bancorporation Restated Deferred Compensation Plan.
Trust investments in Zions Common Stock shall be made via the Zions Common Stock Fund. Investments in the Zions Common Stock Fund shall consist primarily of shares of Zions Common Stock. The Zions Common Stock Fund shall also include cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily Participant exchange or withdrawal requests. Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund as agreed to in writing by the Sponsor and Trustee. The Sponsor shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage for such short-term liquid investments. Subject to its ability to execute open-market trades in Zions Common Stock or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Zions Common Stock Fund falls within the agreed upon range over time. Each Participant’s hypothetical interest in the Zions Common Stock Fund under the Plan shall be measured in units of participation, rather than shares of Zions Common Stock. Such units shall represent a hypothetical proportionate interest in all of the assets of the Zions Common Stock Fund,
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9which includes shares of Zions Common Stock, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades). The Trustee shall determine a NAV for each unit outstanding of the Zions Common Stock Fund. Valuation of the Zions Common Stock Fund shall be based upon: (a) the Closing Price, or; (b) the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of Zions Common Stock, appreciation or depreciation in the value of those shares owned, dividends paid on Zions Common Stock to the extent not used to purchase additional units of the Zions Common Stock Fund for affected participants, and interest on the short-term investments held by the Zions Common Stock Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the Zions Common Stock Fund, including principal obligations, if any, and expenses that, pursuant to Sponsor direction, the Trustee accrues or pays from the Zions Common Stock Fund.
(i) Acquisition Limit.
Pursuant to the Plan, the Trust may be invested in Zions Common Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
(ii) Duty.
The Sponsor shall continually monitor the suitability of acquiring and holding Zions Common Stock. The Trustee shall not be liable for any loss or expense which arises from the directions of the Sponsor with respect to the acquisition and holding of Zions Common Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by any applicable law or would be contrary to the terms of this Agreement.
(iii) Purchases and Sales of Zions Common Stock.
Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Zions Common Stock.

(A) Open Market Purchases and Sales.
Purchase and sales of Zions Common Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage for the Zions Common Stock Fund, provided that:
(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or
(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Zions Common Stock is traded, or any other judicial or regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then, under the circumstances set forth in either (1) or (2), the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible.
(B) Purchases and Sales from or to Sponsor.
If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Zions Common Stock from or to the Sponsor if the purchase or sale is for adequate consideration and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor to hypothetical Participants’ accounts under the Plan are to be invested in Zions Common Stock, the Sponsor may transfer Zions Common Stock in lieu of cash to the Trust.
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10(C) Use of Brokers.
The Sponsor hereby directs the Trustee to use brokers unaffiliated with the Trustee as the Trustee deems appropriate to provide brokerage services in connection with any purchase or sale of Zions Common Stock to correspond with directions provided by Participants with respect to the Participant’s proportional hypothetical investment in the Zions Common Stock Fund under the Plan. Commissions on the purchase and sale of Zions Common Stock shall be charged back to the Zions Common Stock Fund.
(iv) Execution of Purchases and Sales of Units
Unless otherwise directed in writing pursuant to directions that the Trustee can administratively implement, purchases and sales of units shall be made as follows:
(A) Subject to subparagraphs (B) and (C) below, purchases and sales of units in the Zions Common Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator In Good Order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchange transaction requests received before the close of the market (generally 4:00 p.m. (ET)) on any Business Day will receive that day’s trade date if Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied. Requests received after the close of the market on any Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules.
(B) Aggregate sales of units in the Zions Common Stock Fund on any day shall be limited to the Zions Common Stock Fund’s Available Liquidity for that day. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions and withdrawals, and otherwise on a FIFO basis, as provided in Schedule “E” (the “Specified Hierarchy”). So long as the Zions Common Stock Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.
(C) The Trustee shall close the Zions Common Stock Fund to sales or purchases of units, as applicable, on any date on which trading in the Zions Common Stock has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.
(v) Securities Law Reports.
The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Zions Common Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Zions Common Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust’s ownership of Zions Common Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.
(vi) Voting and Tender Offers.
Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock held under the Trust. The Sponsor shall provide direction to the Trustee with respect to any proxy voting, any tender or
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11exchange offer, or any other similar shareholder right, and the Trustee shall vote, tender or exchange shares of Sponsor Stock in accordance with timely, written direction from the Sponsor. Unless otherwise required by applicable law, the Trustee shall not take any action with respect to a vote, tender, exchange or similar shareholder right in the absence of instruction from the Sponsor. For these purposes, a timely direction is one that is received at a time that reasonably allows the Trustee to exercise shareholder rights, through a custodian, if applicable.
(vii) General.
With respect to all shareholder rights, the Trustee shall follow the directions of the Sponsor in accordance with the procedures described in (vi) above.
(viii) Conversion.
All provisions in this Section 5(f) shall also apply to any securities received as a result of a conversion of Zions Common Stock.
(g) Zions Preferred Stock in the Zion Bancorporation Restated Deferred Compensation Plan.
Trust investments in Zions Preferred Stock shall be made via the Zions Preferred Stock Fund. Investments in the Zions Preferred Stock Fund shall consist primarily of shares of Zions Preferred Stock. The Zions Preferred Stock Fund shall also include cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily Participant exchange or withdrawal requests. Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund as agreed to in writing by the Sponsor and Trustee. The Sponsor shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage for such short-term liquid investments. Subject to its ability to execute open-market trades in Zions Preferred Stock or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Zions Preferred Stock Fund falls within the agreed upon range over time. Each Participant’s hypothetical interest in the Zions Preferred Stock Fund under the Plan shall be measured in units of participation, rather than shares of Zions Preferred Stock. Such units shall represent a hypothetical proportionate interest in all of the assets of the Zions Preferred Stock Fund, which includes shares of Zions Preferred Stock, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades). The Trustee shall determine a NAV for each unit outstanding of the Zions Preferred Stock Fund. Valuation of the Zions Preferred Stock Fund shall be based upon: (a) the Closing Price, or; (b) the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of Zions Preferred Stock, appreciation or depreciation in the value of those shares owned, dividends paid on Zions Preferred Stock to the extent not used to purchase additional units of the Zions Preferred Stock Fund for affected participants, and interest on the short-term investments held by the Zions Preferred Stock Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the Zions Preferred Stock Fund, including principal obligations, if any, and expenses that, pursuant to Sponsor direction, the Trustee accrues or pays from the Zions Preferred Stock Fund.
(i) Acquisition Limit.
Pursuant to the Plan, the Trust may be invested in Zions Preferred Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
(ii) Duty.
The Sponsor shall continually monitor the suitability of acquiring and holding Zions Preferred Stock. The Trustee shall not be
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12liable for any loss or expense which arises from the directions of the Sponsor with respect to the acquisition and holding of Zions Preferred Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by any applicable law or would be contrary to the terms of this Agreement.
(iii) Purchases and Sales of Zions Preferred Stock.
Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Zions Preferred Stock.
(A) Open Market Purchases and Sales.
Purchase and sales of Zions Preferred Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage for the Zions Preferred Stock Fund, provided that:
(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or
(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Zions Preferred Stock is traded, or any other judicial or regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then, under the circumstances set forth in either (1) or (2), the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible.
(B) Purchases and Sales from or to Sponsor.
If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Zions Preferred Stock from or to the Sponsor if the purchase or sale is for adequate consideration and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor to hypothetical Participants’ accounts under the Plan are to be invested in Zions Preferred Stock, the Sponsor may transfer Zions Preferred Stock in lieu of cash to the Trust.
(C) Use of an Affiliated Broker.
The Sponsor hereby directs the Trustee to use Fidelity Capital Markets, a division of NFSLLC, to provide brokerage services in connection with any purchase or sale of Zions Preferred Stock on the open market, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Sponsor direction, to seek expedited settlement of the trades. Fidelity Capital Markets shall execute such directions directly or through its affiliates. The provision of brokerage services shall be subject to the following:
(1) The Trustee will provide the Sponsor with periodic reports which summarize all securities transaction-related charges incurred with respect to trades of Zions Preferred Stock for such Plan.
(2) Any successor organization of Fidelity Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.
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13(3) The Trustee and Fidelity Capital Markets shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Fidelity Capital Markets (or its successor) and the Trustee, in accordance with this Agreement.
(iv) Execution of Purchases and Sales of Units
Unless otherwise directed in writing pursuant to directions that the Trustee can administratively implement, purchases and sales of units shall be made as follows:
(A) Subject to subparagraphs (B) and (C) below, purchases and sales of units in the Zions Preferred Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator In Good Order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchange transaction requests received before the close of the market (generally 4:00 p.m. (ET)) on any Business Day will receive that day’s trade date if Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied. Requests received after the close of the market on any Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules.
(B) Aggregate sales of units in the Zions Preferred Stock Fund on any day shall be limited to the Zions Preferred Stock Fund’s Available Liquidity for that day. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions and withdrawals, and otherwise on a FIFO basis, as provided in Schedule “E” (the “Specified Hierarchy”). So long as the Zions Preferred Stock Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.
(C) The Trustee shall close the Zions Preferred Stock Fund to sales or purchases of units, as applicable, on any date on which trading in the Zions Preferred Stock has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.
(v) Securities Law Reports.
The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Zions Preferred Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Zions Preferred Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust’s ownership of Zions Preferred Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.
(vi) Voting and Tender Offers.
Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock held under the Trust. The Sponsor shall provide direction to the Trustee with respect to any proxy voting, any tender or exchange offer, or any other similar shareholder right, and the Trustee shall vote, tender or exchange shares of Sponsor Stock in accordance with timely, written direction from the Sponsor. Unless otherwise required by applicable law, the Trustee shall not take any action with respect to a vote, tender, exchange or similar shareholder right in the absence of instruction from the Sponsor. For these purposes, a timely direction is one that is received at a time that reasonably allows the Trustee to exercise shareholder rights, through a custodian, if applicable.
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14(vii) General.
With respect to all shareholder rights, the Trustee shall follow the directions of the Sponsor in accordance with the procedures described in (vi) above.
(viii) Conversion.
All provisions in this Section 5(g) shall also apply to any securities received as a result of a conversion of Zions Preferred Stock.

(h)	Zions Common Stock in the Zions Bancorporation Restated Deferred Compensation Plan for Directors and the Restated Amegy Bancorporation. Inc. Non-Employees Directors Deferred Fee Plan.
Trust investments in Zions Common Stock shall be made via the Zions Common Stock Fund. For the Zions Bancorporation Restated Deferred Compensation Plan for Directors only, dividends received on shares of Zions Common Stock shall be reinvested in additional shares of Zions Common Stock and allocated to Participants’ accounts.
(i) Acquisition Limit.
Pursuant to the Plan, the Trust may be invested in Zions Common Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
(ii) Purchases and Sales of Zions Common Stock for Batch Activity.
Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Zions Common Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Zions Common Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis (“batch activity”).
(A) Open Market Purchases and Sales. Purchases and sales of Zions Common Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:
(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or
(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Zions Common Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.
In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Sponsor to deviate from the above purchase and sale procedures.
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15(iii) Purchases and Sales of Zions Common Stock for Participant-Initiated Exchanges (“Real Time” Trading)
Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Zions Common Stock for Participant-initiated exchanges.
(A) Purchases and Sales of Zions Common Stock. Purchases and sales of Zions Common Stock associated with individual Participant-initiated exchanges into or out of the Zions Common Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.
(1) Automated Order Entry. Zions Common Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 15 of this Agreement.
(2) Limitations on Trades: Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Zions Common Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Zions Common Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.
(B) Reserve Requirements for Exchanges Into Zions Common Stock Fund and Corrective Sales. The Participant’s ability to initiate exchanges into the Zions Common Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time (or such higher reserve requirements as may be established by the Sponsor in written direction to the Trustee). Requests to exchange into the Zions Common Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Zions Common Stock is executed, and there are insufficient assets to fund the trade in the designated account which has been created to reflect such Participant’s investment requests, the Trustee will liquidate investment options (including those held in other sources eligible for liquidation) in the account which has been created to reflect such Participant’s investment requests, pro rata. In the event that there are sufficient assets in any other investment option within the account which has been created to reflect such Participant’s investment requests, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the such account.
(C) Fractional Shares. Participants will be entitled to exchange out fractional shares in the Zions Common Stock Fund only in connection with a request to exchange out the entire balance in the account created to reflect such Participant’s Zions Common Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

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16(iv) Use of an Affiliated Broker.
For all purchases and sales of Zions Common Stock on the open market, whether Participant-initiated or otherwise, the Sponsor hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:
(1) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.
(2) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.
(3) The Plan Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan which reflects the investment choices of each Participant, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of the balance in such account in the Zions Common Stock Fund.
(v) Securities Law Reports.
The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Zions Common Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Zions Common Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust’s ownership of Zions Common Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.
(vi) Voting and Tender Offers.
Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Zions Common Stock held under the Trust. The Sponsor shall provide direction to the Trustee with respect to any proxy voting, any tender or exchange offer, or any other similar shareholder right, and the Trustee shall vote, tender or exchange shares of Zions Common Stock in accordance with timely, written direction from the Sponsor. Unless otherwise required by applicable law, the Trustee shall not take any action with respect to a vote, tender, exchange or similar shareholder right in the absence of instruction from the Sponsor. For these purposes, a timely direction is one that is received at a time that reasonably allows the Trustee to exercise shareholder rights, through a custodian, if applicable.
(vii) General.
With respect to all shareholder rights, in the case of Zions Common Stock, the Trustee shall follow the procedures set forth in subsection (A), above.
(viii) Conversion.
All provisions in this Section 5(h) shall also apply to any securities received as a result of a conversion of Zions Common Stock.
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17(ix) Nasdaq Subscriber Agreement.
The Sponsor represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.
(i) Trustee Powers.
The Trustee shall have the following powers and authority:
(i) Subject to this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
(ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.
(iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.
(iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.
(v) To the extent a unitized option is included in the Plan, to borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.
(vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.
(vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.
(viii) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.
Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. The Trustee will file an annual fiduciary return to the extent required by law.
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18Section 6. Recordkeepinq and Administrative Services to Be Performed.
(a) General.
The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.
(b) Accounts.
The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. The Administrator shall use all reasonable efforts to bring to the Trustee’s attention, as soon as possible, any concerns or objections it may have relating to the accounts. Nothwithstanding the previous sentence, and except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.
(c) Inspection and Audit.
Prior to the termination of this Agreement, all records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, by the Administrator or any persons designated by the Administrator, during the Trustee’s regular business hours. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s account as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.
(d) Notice of Plan Amendment.
The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.
(e) Returns, Reports and Information.
Except as set forth in the Plan Reporting section of Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.
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19Section 7. Compensation and Expenses.
Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B.” Fees for services are specifically outlined in Schedule “B” and are based on any assumptions identified therein. The Trustee shall maintain its fees for three (3) years; provided, however, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year, but not prior to September 1, 2009, amend Schedule “B” without the Sponsor’s consent upon six months prior notice to the Sponsor.
All reasonable expenses of Plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.
All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.
Section 8. Directions and Indemnification.
(a) Identity of the Sponsor and the Administrator.
The Trustee shall be fully protected in relying on the fact that the Sponsor and the Administrator under the Plan are the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.
(b) Directions from the Sponsor and the Administrator.
Whenever the Sponsor and the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Sponsor or the Administrator unless it is clear on the direction’s face that the actions to be taken under the direction would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Sponsor.
For purposes of this Section, such Direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Sponsor and the Trustee and, in any such case the Trustee shall be fully protected in relying on such Direction as if it were a Direction made in writing by the Sponsor.
(c) Directions from Participants.

The Trustee shall not be liable for any loss which arises from any Participant’s exercise or non-exercise of rights under the Plan over the assets in the Participants’ hypothetical accounts.
(d) Indemnification.
The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s negligence, bad faith, or breach of this Agreement.
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20The Trustee shall also indemnify the Sponsor against, and hold the Sponsor harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence, bad faith, or breach of this Agreement.
The Trustee shall also indemnify the Sponsor against and hold the Sponsor harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of: i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review, except to the extent that any such Losses arise from information provided by the Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.
For purpose of this Section 8(d), any reference to the Sponsor and the Trustee shall be deemed to include their respective directors, employees, officers, agents, attorneys, affiliates, subsidiaries, subcontractors, carriers and vendors.
(e) Survival.
The provisions of this Section shall survive the termination of this Agreement.
Section 9. Resignation or Removal of Trustee.
(a) Resignation and Removal.
The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.
(b) Termination.
This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e. a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.
(c) Notice Period.
In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least one-hundred and eighty days (180) prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.
(d) Transition Assistance.
In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.
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21(e) Failure to Appoint Successor.
If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10. Successor Trustee.
(a) Appointment.
If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.
(b) Acceptance.
As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.
(c) Corporate Action.
Any successor of the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.
Section 11. Resignation. Removal, and Termination Notices.
All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Senior Vice President Corporate Benefits Director, Zions Bancorporation, One South Main Street, Suite 600, Salt Lake City, Utah 84111, and to the Trustee c/o FESCo Business Compliance, Attn: Contracts, Fidelity Investments, 82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.
Section 12. Duration.
This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.
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22Section 13. Insolvency of Sponsor.
(a) Trustee shall cease disbursement of funds for payment of benefits to Participants if the Sponsor is Insolvent.
(b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.
(i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants.
(ii) Unless Trustee has actual knowledge of Sponsor’s Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor’s solvency.
(iii) If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants and shall hold the assets of the trust for the benefit of Sponsor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.
(iv) Trustee shall resume disbursement for the payment of benefits to Participants in accordance with this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).
(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.
Section 14. Amendment or Modification.
This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor.
Section 15. Electronic Services.
(a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content
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23associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for noncommercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.
(b) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services provided, however, the Trustee shall defend, indemnify and hold the Sponsor harmless from any claims brought by third parties based upon infringement of any patent, copyright, trademark, trade secret or other proprietary right in connection with the Electronic Services furnished under the Agreement. The Sponsor shall promptly notify the Trustee in writing of any such claim. The Sponsor shall give reasonable assistance to the Trustee in defense of any claim, at the Trustee’s expense. The Trustee shall have sole control of the defense of any such claim. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.
(c) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.
(d) The Trustee will provide to Participants the FullViewSM service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewSM must provide passwords and PINs to the provider of data aggregation services. The Trustee
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24will use External Account Information to furnish and support FullViewSM or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewSM shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.
(e) The Trustee will use best efforts to maintain security and confidentiality of all data retained on electronic systems.
Section 16. Assignment.
This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.
Section 17. Force Maieure.
No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.
Section 18. Confidentiality.
Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other Confidential Information. All such Confidential Information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such Confidential Information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such Confidential Information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party.
Section 19. General.
(a) Performance bv Trustee, its Agents or Affiliates.
The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.
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25(b) Entire Agreement.
This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.
(c) Waiver.
No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.

(d) Successors and Assigns.
The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.
(e) Partial Invalidity.
If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
(f) Section Headings.
The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
(g) Communications.
In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law. The Sponsor also represents that such communications will be delivered to such Participants and beneficiaries in a manner permitted by applicable law, including electronic delivery that is consistent with applicable regulations regarding electronic transmission (for example, DOL Regulation §2520.104b-1). The Trustee and its affiliates shall have no responsibility or liability for any Losses resulting from the failure of the Sponsor to furnish any such communications in a manner which is timely and consistent with applicable law.
The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Sponsor or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.
(h) Survival.
Trustee’s and Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections 6(c), 8(d), 18, and 20, shall survive any termination of the Agreement.
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26(i) Merger.
The Trustee possesses the specific authority to, at the direction of the Sponsor, execute any instrument necessary to affect Plan asset transfers with trustees of other trusts whether or not sponsored by the Sponsor and to accept the direct transfer of Plan assets, or to transfer Plans assets, as a party to any such agreement, provided that the Trustee shall not be obligated to receive any direct transfer unless prior thereto or coincident therewith, as the Trustee may specify to the Sponsor in writing, the Trustee has received such reconciliation, allocation, investment or other information concerning such direction, contribution or representation with respect to the contribution or transfer or the source thereof as the Trustee may require.
At the direction of the Sponsor, this Trust may be merged or consolidated with, or its assets or liabilities may be transferred to, any other trust.
Section 20. Use of Data.
In order to fulfill its obligations under this Agreement, the Trustee may receive personal data, including but not limited to, compensation, benefits, tax, marital/family status and other similar information, about Participants (“Personal Data”). With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding the foregoing, the Sponsor may monitor the Trustee’s interactions with Participants and the Sponsor authorizes the Trustee to permit third-party prospects of the Trustee to monitor Participants’ interactions for the purpose of evaluating Trustee’s services.
Section 21. Governing Law.

(a) Massachusetts Law Controls.
This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.
(b) Trust Agreement Controls.
The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control with respect to the responsibilities of the Trustee. In all other cases, the provisions of the Plan shall control.
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27By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ZIONS BANCORPORATION

By:	/s/ Diana M. Andersen
Authorized Signatory

Name:	Diana M. Andersen
Title:
Date:

FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Stephanie Sheehan
Authorized Signatory

Name:	Stephanie Sheehan
Date:	9/20/2006
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28SCHEDULES
Schedule “A” Recordkeepinq and Administrative Services
Administration

*	Establishment and maintenance of Participant account and election percentages.

*	Maintenance of the Plan investment options set forth on Schedule “C”.

*	Maintenance of the money classifications set forth in the Plan Administration Manual.

*
The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A” or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided such addition or enhancement is made globally across the Trustee’s client base and provided there is no impact on fees set forth in Schedule “B.”

A) Participant Services

1	Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.

2	Through the automated voice response system and on-line account access via the world wide web, Participants also have virtually 24 hour account inquiry and transaction capabilities.

3
For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

4
The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee and will be provided as soon as administratively feasible or within such other timeline as may be agreed upon in writing between the Sponsor and Trustee:

•	Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.

•	Provide Plan investment option information consisting of, but not limited, to prospectus and performance summaries.

•	Provide and maintain information and explanations about Plan provisions.

•	Respond to and provide requests for literature.

•	Maintain and process changes to Participants’ contribution allocations for all money sources, if applicable.

•	Process exchanges (transfers) between investment options on a daily basis.

•	Process in-service withdrawals, hardship withdrawals, and full distributions in accordance with the procedures set forth in the Plan Administration Manual.
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29B) Plan Accounting

1
Process consolidated payroll contributions according to the Sponsor’s payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by the Trustee via EDT, PSW, or as otherwise agreed upon in writing. If there is a change in data format, the Trustee will provide reasonably advanced notification to Sponsor.

2	Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.

3	Provide daily Plan and Participant level accounting for all Plan investment options.

4	Provide daily Plan and Participant level accounting for all money classifications for the Plan.

5	Audit and reconcile the Plan and Participant accounts daily.

6
Reconcile and process Participant withdrawal requests and distributions in accordance with the procedures set forth in the Plan Administration Manual. All requests are paid based on the current market values of Participants’ accounts, not advanced or estimated values. A distribution report will accompany each check.

7	Maintain and process changes to Participants’ existing hypothetical investment mix elections.
C) Participant Reporting

1
Provide confirmation to Participants of all Participant initiated transactions either online or via the mail, as selected by the Participant. Online confirms are generated upon submission of a transaction and mail confirms are available by mail generally within five (5) calendar days of the transaction.

2	Provide Participant statements in accordance with the procedures set forth in the Plan Administration Manual.
D) Plan Reporting

1
Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than ten (10) calendar days after the end of each month in the absence of unusual circumstances.

E) Government Reporting

1	Provide federal and state tax reporting and withholding on benefit payments made to Participants and beneficiaries in accordance with this Agreement.]

2	Provide Mutual Fund tax reporting (Forms 1099 DIV. and 1099-B) to the Sponsor.
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30F) Communication & Education Services

1
Design, produce and distribute a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity’s homepage on the internet and STAGES magazine. Additional fees for such services may apply as mutually agreed upon between Sponsor and Trustee.

G) Other

1
Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows- based application that provides current Plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.

2
Change of Address by Telephone: The Trustee shall allow Participants as directed by the Sponsor and documented in the Plan Administration Manual, to make address changes via Fidelity’s toll-free telephone service.

ZIONS BANCORPORATION			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Diana M. Andersen	8/18/2006	By:	/s/ Stephanie Sheehan	9/20/2006
	Authorized Signatory	Date		Authorized Signatory	Date
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31Schedule “B” Fee Schedule

Annual Recordkeeping Fee:	Fee waived.

Non-Fidelity Mutual Funds:
Fees paid directly to Fidelity Investments
Institutional Operations Company, Inc. (FIIOC)
Or its affiliates by Non-Fidelity Mutual Fund
Vendors shall be posted and updated quarterly
on Plan Sponsor Webstation at
https://psw.fidelity.com or successor site.

Zions Preferred Stock:
Commissions:
For the Zions Bancorporation Restated Deferred Compensation Plan, Fidelity Capital Markets shall be entitled to remuneration in an amount of no more than three and one-fifth cents ($.032) commission on each share of Zions Preferred Stock. Any increase in such remuneration may be made only by a signed agreement between the Sponsor and Trustee.
Other Fees:

•
Other Fees: separate charges may apply for extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to Fidelity.

ZIONS BANCORPORATION			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Diana M. Andersen	8/18/2006	By:	/s/ Stephanie Sheehan	9/20/2006
	Authorized Signatory	Date		Authorized Signatory	Date
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32Schedule “C” Investment Options
In accordance with Section 5(b), the Sponsor hereby directs the Trustee that Participants’ individual hypothetical accounts may be invested in the following investment options:
For the Zions Bancorporation Restated Deferred Compensation Plan:

•	Fidelity Capital & Income Fund

•	Fidelity Freedom 2000 Fund®

•	Fidelity Freedom 2005 Fund®

•	Fidelity Freedom 2010 Fund®

•	Fidelity Freedom 2015 Fund®

•	Fidelity Freedom 2020 Fund®

•	Fidelity Freedom 2025 Fund®

•	Fidelity Freedom 2030 Fund®

•	Fidelity Freedom 2035 Fund®

•	Fidelity Freedom 2040 Fund®

•	Fidelity Freedom Income Fund®

•	Fidelity Retirement Money Market Portfolio

•	Fidelity U.S. Bond Index Fund

•	AllianceBernstein International Value Fund - Advisor Class

•	American Beacon Large Cap Value Fund - PlanAhead Class

•	BlackRock International Opportunities Fund - Institutional Class

•	Columbia Acorn USA Fund - Class Z

•	Evergreen Special Values Fund - Institutional Class

•	Janus Mid Cap Value Fund - Investor Class

•	Julius Baer International Equity Fund - Class A

•	Lazard Emerging Markets Portfolio - Institutional Class

•	Legg Mason Partners Aggressive Growth Fund - Class A

•	Loomis Sayles Bond - Institutional Class

•	Loomis Sayles Global Bond - Institutional Class

•	Morgan Stanley Institutional International Real Estate Portfolio - Class A

•	PIMCO Commodity Real Return Strategy Fund - Institutional Class

•	PIMCO Total Return Fund - Institutional Class

•	Rainier Small/Mid Cap Equity Portfolio - Investor Class

•	Spartan® International Index Fund - Investor Class

•	Spartan® Total Market Index Fund - Investor Class

•	Spartan® U.S. Equity Index Fund - Investor Class

•	Vanguard Mid-Cap Index Fund - Admiral Class

•	Vanguard REIT Index Fund - Admiral Class

•	Vanguard Small-Cap Index Fund - Admiral Class

•	Victory Diversified Stock Fund - Class A

•	Wasatch Core Growth Fund

•	Wasatch Small Cap Value Fund

•	Zions Common Stock Fund

•	Zions Preferred Stock Fund
For the Zions Bancorporation Restated Deferred Compensation Plan, the Sponsor hereby directs that the investment option referred to in Section 5(c), Section 5(f)(vi)(B)(5), and Section 5(g)(vi)(B)(5) shall be Fidelity Retirement Money Market Portfolio.
33For the Zions Bancorporation Restated Deferred Compensation Plan for Directors

•	Fidelity Retirement Money Market Portfolio

•	Zions Common Stock Fund
For the Zions Bancorporation Restated Deferred Compensation Plan for Directors, the Sponsor hereby directs that the investment option referred to in Section 5(c) and Section 5(f)(vi)(B)(5) shall be Fidelity Retirement Money Market Portfolio.
For the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan

•	Zions Common Stock Fund
For the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan, the Sponsor hereby directs that the investment option referred to in Section 5(f)(vi)(B)(5) shall be the Zions Common Stock Fund.

ZIONS BANCORPORATION

By:	/s/ Connie Linardakis	9/13/2006
	Authorized Signatory	Date
34Schedule “D” Operational Guidelines for Non-Fidelity Mutual Funds
Pricing
By 7:00 p.m. Eastern Time (“ET”) each Business Day, the Non-Fidelity Mutual Fund Vendor (“Fund Vendor”) will input the following information (“Price Information”) into the Fidelity Participant Recordkeeping System (“FPRS”) via the remote access price screen that FIIOC, an affiliate of the Trustee, has provided to the Fund Vendor: (1) the NAV for each Fund at the Close of Trading, (2) the change in each Fund’s NAV from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor (“mil rate”). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the FPRS until the relevant Price Information is made available by Fund Vendor.
Trade Activity and Wire Transfers
By 7:00 a.m. ET each Business Day following Trade Date (“Trade Date Plus One”), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.
The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, but no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.
For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.
Prospectus Delivery
FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports (“Required Materials”) to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.
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35Proxies
The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly the Fund Vendor by the third-party vendor.
Participant Communications
The Fund Vendor shall provide internally prepared fund descriptive information approved by the Funds’ legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC’s use of such materials and acknowledges that FIIOC is not responsible for the accuracy of third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.
Compensation
FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.
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36Schedule “E” Available Liquidity Procedures for Unitized Stock Funds
The following procedures shall govern sales of the Stock Funds requested for a day on which Available Liquidity is insufficient:

1.
Withdrawals and distributions will be aggregated and placed first in the hierarchy. If Available Liquidity is sufficient for the aggregate of such transactions, all such withdrawals and distributions will be honored. If Available Liquidity is not sufficient for the aggregate of such transactions, then such transactions will be suspended, and no transactions requiring a sale of Stock Fund units shall be honored for that day.

2.
If Available Liquidity has not been exhausted by the aggregate of withdrawals and distributions, then all remaining transactions involving a sale of units in the Stock Funds (exchanges out) shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time. To the extent of Available Liquidity, groups of exchanges out of the Stock Funds shall be honored, by group, on a FIFO basis. If Available Liquidity is insufficient to honor all exchanges out within a group, then none of the exchanges out in such group shall be honored, and no exchanges out in a later group shall be honored.

3.
Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next Business Day on which there is Available Liquidity.

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37